Contact: Robert E. Rout

Executive Vice President,

Chief Financial Officer

and Secretary

724-465-1487

TO BE RELEASED:

Tuesday, October 19, 2004

8:30 a.m.

S&T Bancorp, Inc. Announces Earnings

Indiana, Pennsylvania - S&T Bancorp, Inc. (NASDAQ:STBA) today announced earnings for the quarter and year-to-date 2004. Diluted earnings per share were $0.50 in the third quarter of 2004 and 2003. Net income was $13.3 million in the third quarter of 2004 and 2003. Return on average assets and return on average equity was 1.76 percent and 15.84 percent for the three months ended September 30, 2004, compared to 1.82 percent and 16.46 percent for the three months ended September 30, 2003.

For the nine months ended September 30, 2004, net income totaled $39.8 million, and diluted earnings per share were $1.49, compared to $38.6 million of net income and $1.45 diluted earnings per share for the nine months ended September 30, 2003. Annualized return on average assets and return on average equity for the nine months ended September 30, 2004 were 1.79 percent and 15.86 percent, respectively, compared to 1.81 percent and 16.35 percent for the same period in 2003.

James C. Miller, chairman and chief executive officer commented, "I am pleased with the continued progress core banking activities are making through our relationship banking strategies. Particularly notable is the success in our commercial lending area, which is providing opportunities to broaden those relationships with other S&T financial services such as wealth management, insurance, cash management and retail related products. Offsetting this quarter's core banking performance was approximately $1.1 million of charges related to mortgage servicing rights valuation, impairment charges for an equity investment and increased medical plan expenses."

Earning assets have increased $148.0 million over the past 12 months, primarily driven by a $272.0 million or 19 percent increase in commercial lending. Partially offsetting this growth was a $35.0 million decline in consumer and residential mortgage loans primarily as a result of lower origination volumes and actively participating in the sale of residential mortgages into the secondary market. Investment securities declined $89.0 million during the same period to partially provide funding for the commercial loan growth. Deposits increased $142.0 million or 7 percent; demand deposits, a particularly favorable source of funding, increased $45.0 million or 12 percent over the same period through strategic initiatives and products such as free checking, on-line banking and corporate cash management. Miller noted, "Growth in demand deposits along with other core deposits will be important factors in our continuing success."

Net interest income, on a fully taxable equivalent basis, increased approximately $1.7 million or 7 percent for the quarter and $1.8 million or 2 percent for the nine months as compared to the same periods of 2003. Net interest margin on a fully taxable equivalent basis for 2004 was 3.96 percent, 3.97 percent and 3.97 percent for the third quarter, second quarter and year-to-date. For the same periods of 2003, the net margin was 3.87 percent, 4.08 percent and 4.05 percent.

Noninterest revenue, excluding investment security gains, was relatively flat at $21.2 million for the nine-month period ended September 30, 2004, as compared to the year ago period. The primary reason for this performance was a $0.7 million decline in mortgage banking revenues. During third quarter 2004, decreases in long and intermediate term interest rates increased the prepayment speeds in the $171.5 million serviced loan portfolio, resulting in an increase to the valuation allowance for residential mortgage servicing rights of $0.3 million, as compared to a $0.6 million reduction in the valuation allowance for third quarter 2003. Traditional fees from deposit services, insurance and wealth management increased $0.8 million or 6 percent year-to-date 2004 as compared to 2003.

Realized equity security gains for the third quarter and year-to-date 2004 were $1.1 million and $4.4 million, respectively. Included in realized equity security gains for third quarter 2004 is a $0.4 million charge for an other than temporary impairment on one equity investment. Realized security gains for the three-and-nine months ended September 30, 2003 were $1.1 million and $3.3 million. Market value and unrealized gains in the equity securities portfolios at September 30, 2004 were $66.6 million and $24.8 million, respectively, as compared to $72.6 million and $30.5 million at December 31, 2003.

Noninterest expense increases of $1.6 million or 4 percent for the first nine months of 2004, as compared to 2003, reflect the personnel and infrastructure increases necessary to accommodate organizational growth related to increased business activity. Included in this increase is an additional expense of $0.4 million for employee healthcare due to the impact of adverse claim experience in S&T's self-funded plan and overall medical cost inflation. S&T's efficiency ratio, which measures recurring noninterest expense as a percentage of recurring noninterest income plus recurring net interest income on a fully-taxable equivalent basis was 43 percent and 42 percent for the nine months ending September 30, 2004 and September 30, 2003, respectively.

Asset quality measurements for 2004 were within acceptable levels. Nonperforming assets totaled $18.7 million or 0.62 percent of total assets at September 30, 2004 as compared to $14.0 million or 0.47 percent at June 30, 2004 and $11.5 million or 0.40 percent at December 31, 2003. The majority of the increase in nonperforming assets relates to a $7.7 million credit for a hotel. The borrower has experienced reduced cash flows associated with the declines in hotel occupancy and is within an industry that has suffered from pricing pressures, over-capacity and declining performance in recent years. The credit is secured by real estate and a personal guarantee of the principal, and the collateral is scheduled for auction in the fourth quarter of 2004. S&T's previous and continued exposure related to this relationship had been appropriately considered in determining the adequacy of its allowance for loan losses in prior periods. S&T recorded a $2.5 million charge-off in the third quarter 2004 related to this credit.

The other significant component of nonperforming assets is another hotel that bears an 80 percent United States Department of Agriculture guarantee. The property has been sold, with no remaining exposure to S&T, and we are anticipating fourth quarter proceeds to resolve this $2.5 million nonperforming asset.

Net loan charge-offs for the first nine months of 2004 were $4.3 million or 0.26 percent of average loans on an annualized basis compared to $4.2 million or 0.28 percent for the first nine months of 2003. The provision for loan losses was $4.9 million in the first nine months of 2004 and $5.8 million in the same period last year. The allowance for loan losses at September 30, 2004 was $32.1 million or 1.40 percent of total loans as compared to $31.5 million or 1.50 percent at December 31, 2003.

Miller added, "Asset quality is a cardinal commitment at S&T, and we continue to be very aggressive in dealing with potential problem loans. This is especially important in dealing with potential problems in our commercial loan portfolio since these loans tend to be larger and by their nature may take longer to resolve."

S&T Bancorp, Inc. declared a common stock quarterly dividend of $0.27 per share on September 20, 2004 which is payable on October 25, 2004 to shareholders of record as of October 1, 2004. This dividend represents a 4 percent increase over the $0.26 per share quarterly dividend declared a year ago and a 3 percent projected annual yield utilizing the September 30, 2004 closing market price of $35.71. The S&T Bancorp, Inc. Board of Directors also authorized a stock buyback program for 2004 of up to one million shares, or approximately 4 percent of shares outstanding. During 2004, S&T has repurchased 542,600 shares under this program at an average cost of $29.43 per share.

Headquartered in Indiana, PA, S&T Bancorp, Inc. operates 49 offices within Allegheny, Armstrong, Blair, Butler, Cambria, Clarion, Clearfield, Indiana, Jefferson and Westmoreland counties. With assets of $3.0 billion, S&T Bancorp, Inc. stock trades on the NASDAQ National Market System under the symbol STBA.

This information may contain forward-looking statements regarding future financial performance which are not historical facts and which involve risks and uncertainties. Actual results and performance could differ materially from those anticipated by these forward-looking statements. Factors that could cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, asset quality, including real estate and other collateral values, and competition. This information should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K for S&T Bancorp, Inc. and subsidiaries.